EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock, par value $0.0001 per share, of USA Rare Earth, Inc., dated as of September 11, 2026, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Serra Verde Rare Earths Ltd.
Signature:	/s/ Anthony Fiore
Name/Title:	Anthony Fiore, Director
Date:	09/11/2026

MVB Investment Holdings LLC
Signature:	/s/ Anthony Fiore
Name/Title:	Anthony Fiore, Vice President & Secretary, Manager on the Board of Managers
Date:	09/11/2026

Pembroke Resources II Holdings (Cayman) LLC
Signature:	/s/ Anthony Fiore
Name/Title:	Anthony Fiore, Vice President & Secretary, Managing Director
Date:	09/11/2026

Denham Mining Fund LP
Signature:	/s/ Anthony Fiore
Name/Title:	Anthony Fiore, Managing Director of Denham Mining GP LLC, general partner of Denham Mining GP LP, general partner of Denham Mining Fund LP
Date:	09/11/2026

Denham Mining GP LP
Signature:	/s/ Anthony Fiore
Name/Title:	Anthony Fiore, Managing Director of Denham Mining GP LLC, general partner of Denham Mining GP LP
Date:	09/11/2026

Denham Mining GP LLC
Signature:	/s/ Anthony Fiore
Name/Title:	Anthony Fiore, Managing Director
Date:	09/11/2026